UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The Bank Holdings entered into a Written Agreement with the Federal Reserve Bank of San Francisco effective on November 23, 2009. Under the terms of the Written Agreement, The Bank Holdings has agreed to take certain actions that are designed to maintain its financial soundness so that it may continue to serve as a source of strength to its subsidiary, Nevada Security Bank. Among other things, the Written Agreement requires prior written approval related to the payment or taking of dividends and distributions, incurrence of debt, and the purchase or redemption of stock. In addition, the Written Agreement requires The Bank Holdings to adopt, submit and implement an acceptable capital plan and maintain regular reporting to the Federal Reserve during the term of the agreement.  The Bank Holdings must also provide notice of capital changes and comply with applicable laws and regulations regarding the addition of executive officers or directors and the payment of indemnification and severance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Written Agreement with Federal Reserve Bank of San Francisco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

November 25, 2009	By:	/s/ Jack Buchold

Name: Jack Buchold
Title: Chief Financial Officer